EXHIBIT 10.1




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                             RESTRUCTURING AGREEMENT

                    (hereinafter referred to as "Agreement")

                                  by and among

                     THE AETNA CASUALTY AND SURETY COMPANY,

                    AETNA CASUALTY & SURETY COMPANY OF CANADA

                               EXECUTIVE RISK INC.

                               EXECUTIVE RE INC.,

                         EXECUTIVE RISK INDEMNITY INC.,

                   EXECUTIVE RISK SPECIALTY INSURANCE COMPANY

                                       and

                      EXECUTIVE RISK MANAGEMENT ASSOCIATES






                             Dated February 13, 1997


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
                             RESTRUCTURING AGREEMENT


                  THIS RESTRUCTURING AGREEMENT (the "Agreement") is made and entered into this 13th day of February, 1997 by and among THE AETNA CASUALTY AND SURETY COMPANY, a Connecticut corporation ("Aetna"), AETNA CASUALTY & SURETY COMPANY OF CANADA ("Aetna Canada"), EXECUTIVE RISK INC., a Delaware corporation ("ERI"), EXECUTIVE RE INC., a Delaware corporation ("Executive Re"), EXECUTIVE RISK INDEMNITY INC., a Delaware corporation ("ERII"), EXECUTIVE RISK SPECIALTY INSURANCE COMPANY ("ERSIC"), a Connecticut corporation, and EXECUTIVE RISK MANAGEMENT ASSOCIATES, a Connecticut general partnership ("ERMA").

         In consideration of the premises and the mutual covenants, obligations and agreements hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:


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
I

                      RESTRUCTURING OF AGENCY RELATIONSHIP



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
                  .1 Termination of 1994 Amended and Restated Agency Agreement. By their execution hereof, ERI, ERMA, Aetna and Aetna Canada mutually agree that the Insurance Services Agreement, dated December 24, 1986 between Aetna and ERMA, as amended by an Amended and Restated Insurance Services Agreement, dated as of May 1, 1991, between Aetna and ERMA, as further amended by an Amended and Restated Agency and Insurance Services Agreement, dated January 1, 1994, among Aetna, ERI and ERMA, as further amended by the First Amendment thereto, dated as of January 1, 1995, and as further supplemented by the Letter Agreement (the "1994 Canadian Letter Agreement"), dated May 26, 1995, among ERI, ERII, ERMA, Aetna and Aetna Canada (collectively, the "1994 Agency Agreement"), is hereby terminated as to all parties effective as of December 31, 1996, except that business with an effective date on or after January 1, 1997 written consistent with the terms of the 1997 Agency Agreement (as defined in Section 1.2 hereof), including, without limitation, Schedule A thereto (as the same may be updated in accordance with the terms of the 1997 Agency Agreement), shall be serviced and administered under the 1997 Agency Agreement and reinsured by ERII pursuant to the 1997 Quota Share Reinsurance Agreement (as defined in Section 2.3 hereof). The parties agree that the only obligations of the parties remaining under the 1994 Agency Agreement shall be as set forth in this Agreement and in the 1997 Agency Agreement including all Exhibits and Schedules thereto,


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
except that the 1994 Agency Agreement shall continue in force for the purpose of governing the parties' rights and obligations with respect to the business written by ERMA pursuant to the terms of such Agreement with policy effective dates prior to January 1, 1997, until all such policies expire and all liabilities with respect to such policies have been settled, and ERMA's obligations to render reports and make payments to Aetna shall be as provided in the Reporting and Accounting Convention attached hereto as Exhibit C.

                  .2 1997 Agency Agreement. Upon the execution hereof, Aetna and ERMA shall enter into an Agency and Insurance Services Agreement (the "1997 Agency Agreement") in the form of Exhibit A hereto.

                  .3 1997 Canadian Letter Agreement. Upon the execution hereof, ERMA and Aetna Canada shall enter into a letter agreement in the form of Exhibit B hereto (the "1997 Canadian Letter Agreement").


                  .4 Memorandum of Understanding. By their execution hereof, the parties agree that the Memorandum of Understanding attached as Schedule C to the 1994 Quota Share Reinsurance Agreement (as defined in Section 2.1 hereof) is hereby terminated as to all parties effective as of December 31, 1996, except that all business with an effective date on or after January 1, 1997 written consistent with the terms of such Memorandum of Understanding during the period January 1, 1997 to the date


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
hereof shall be serviced and administered under the 1997 Agency Agreement and reinsured by ERII pursuant to the 1997 Quota Share Reinsurance Agreement (as defined in Section 2.3 hereof).

ARTICLE II

RESTRUCTURING OF REINSURANCE RELATIONSHIP

                  .1 Termination of 1994 Quota Share Reinsurance Agreement. By their execution hereof, ERII and Aetna agree that the Amended and Restated Quota Share Reinsurance Agreement, dated as of January 1, 1994, between Aetna and ERII, as amended by the Amendment thereto, dated as of August 5, 1994, as further amended by the Second Amendment thereto, dated as of January 1, 1995, and as further supplemented by the 1994 Canadian Letter Agreement (the "1994 Quota Share Reinsurance Agreement"), is hereby terminated effective December 31, 1996.

                  .2 Run-off of Reinsurance Business. ERII and Aetna hereby agree that all applicable terms of the 1994 Quota Share Reinsurance Agreement shall continue in force solely for the purpose of governing the parties' rights and obligations with respect to the business ceded by Aetna to ERII pursuant to the terms of such agreement with effective dates prior to January 1, 1997, until all liabilities with respect to such business have been settled except that (i) ERII's only obligation to provide security to Aetna in connection therewith shall be as provided in the 1997 Quota Share Reinsurance Agreement (as defined in Section 2.3


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
hereof) and (ii) ERII's only obligation to render reports and make payments to Aetna shall be as provided in the Reporting and Accounting Convention attached hereto as Exhibit C.

                  .3 1997 Quota Share Reinsurance Agreement. Upon the execution hereof, ERII and Aetna shall enter into a Quota Share Reinsurance Agreement, in the form attached hereto as Exhibit D (the "1997 Quota Share Reinsurance Agreement"), with respect to the cession by Aetna to ERII of business written with effective dates on and after January 1, 1997 pursuant to the 1997 Agency Agreement.

                  .4 ERII Quota Share Reinsurance Agreement. By their execution hereof, ERII and Aetna agree that the Quota Share Reinsurance Agreement, dated as of January 1, 1994, between ERII and Aetna, as amended by the Amendment thereto, dated as of August 5, 1994, as further amended by the Second Amendment thereto, dated as of January 1, 1995, and as further amended by the Third Amendment thereto, dated as of November 1, 1995 (the "ERII Reinsurance Agreement"), is hereby terminated effective as of December 31, 1996. All applicable terms of the ERII Reinsurance Agreement shall continue in force solely for the purpose of governing the parties' rights and obligations with respect to business ceded by ERII to Aetna pursuant to the terms thereof with effective dates prior to January 1, 1997, until all liabilities with respect to such business have been settled, except that all reports and payments with respect to such


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
business shall be made in accordance with the Reporting and Accounting Convention attached hereto as Exhibit C.

                  .5 ERSIC Quota Share Reinsurance Agreement. By their execution hereof, ERSIC and Aetna agree that the Quota Share Reinsurance Agreement, dated as of January 1, 1994, between ERSIC and Aetna, as amended by the Amendment thereto, dated as of August 5, 1994, as further amended by the Second Amendment thereto, dated as of January 1, 1995, and as further amended by the Third Amendment thereto, dated as of November 1, 1995 (the "ERSIC Reinsurance Agreement"), is hereby terminated effective December 31, 1996. All applicable terms of the ERSIC Reinsurance Agreement shall continue in force solely for the purpose of governing the parties' rights and obligations with respect to business ceded by ERSIC to Aetna pursuant to the terms thereof with effective dates prior to January 1, 1997, until all liabilities with respect to such business have been settled, except that all reports and payments with respect to such business shall be made in accordance with the Reporting and Accounting Convention attached hereto as Exhibit C.


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
ARTICLE III

                          CERTAIN AGREEMENTS AND RIGHTS

                  .1 Exchange Agreement. By their execution hereof, Aetna, Executive Re and ERI agree that all of the terms of the Exchange Agreement shall be void and of no further effect on and after the date hereof with no liability of any such party except that ERI shall cause ERII to make the profit-sharing distribution payable to Aetna under Section 6.8 of the Exchange Agreement on or before May 30, 1997.

                  .2 Securityholders Agreement. By their execution hereof, ERI and Aetna agree that the Securityholders Agreement, dated as of January 1, 1994, among ERI, Aetna and the securityholders listed therein (the "Securityholders Agreement"), as amended by the Amendment thereto, dated as of August 5, 1994, as further amended by the Amended and Restated Stock Repurchase Agreement (the "Stock Repurchase Agreement"), dated as of March 22, 1996, among Aetna Life and Casualty Company ("Aetna Life"), Aetna, and ERI, is hereby amended by terminating all rights of Aetna thereunder, and all obligations of ERI with respect to Aetna, including, without limitation, the provisions of Articles 2 and 5 of the Securityholders Agreement, which shall be void and shall have no further effect on and after the date hereof.

                  .3 Board Representation. Aetna shall cause Joseph P. Kiernan, who has been serving as Aetna's designee


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
on the Boards of Directors of ERI, Executive Re, ERII and ERSIC and the Partnership Committee of ERMA pursuant to the terms of the Securityholders Agreement, to resign from each such position effective on the date hereof by signing and delivering to ERI a letter of resignation in the form of Exhibit E hereto.

ARTICLE IV

                             SETTLEMENT OF ACCOUNTS

                  .1 Reconciliation of Records. No later than March 15, 1997, ERMA and Aetna shall reconcile and settle all outstanding accounts for business with effective dates on or before December 31, 1996, which accounts have been submitted to Aetna on or before January 15, 1997. This includes business written pursuant to the 1994 Agency Agreement and reinsured under the 1994 Quota Share Reinsurance Agreement, the ERII Reinsurance Agreement and the ERSIC Reinsurance Agreement.

                  .2 Right of Offset. Each party hereto may offset any balance or amount due from one party to another, whether on account of any premium, commission, claim, loss, adjustment expense, salvage, interest or otherwise, under the Exchange Agreement, 1994 Agency Agreement, 1997 Agency Agreement, 1994 Quota Share Reinsurance Agreement, 1994 Canadian Letter Agreement, 1997 Canadian Letter Agreement, 1997 Quota Share Reinsurance Agreement, ERII Reinsurance Agreement or ERSIC Reinsurance Agreement.


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
ARTICLE V

                                    COVENANTS

                  .1 Maintenance of Rates and Forms. During the term of this Agreement, Aetna shall maintain the existing state insurance department filings of all rates and forms with respect to business authorized to be written on Aetna policies under the 1997 Agency Agreement and shall provide ERMA access to any rates and forms or amendments to existing rates and forms which may be filed after the date hereof on behalf of Aetna in respect of such business. ERMA may request Aetna to file amendments to all such rates and forms, or to file additional rates and forms, although Aetna shall be under no obligation hereunder to make such filings.

                  .2 Right of Substitution.

                  The parties agree that if (i) Aetna receives from A.M. Best Company, Inc. a claims paying rating of below "A-" or a size rating of less than XV and (ii) Travelers/Aetna Property Casualty Corp. ("Travelers/Aetna") maintains or establishes a D&O facility in one of its Subsidiaries or Affiliates, other than Gulf Insurance Company, which has a higher claims paying or size rating than Aetna and utilizes such facility to write D&O on a direct, as distinguished from reinsurance, basis, Aetna shall cause such Subsidiary or Affiliate to enter into an agency agreement with ERMA, if ERMA so elects, with terms substantially similar to the terms of the 1997 Agency Agreement, and Aetna shall cause such Subsidiary or Affiliate to enter into a reinsurance


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agreement with ERII with terms substantially similar to the terms of the 1997
Quota Share Reinsurance Agreement.

                  .3 No Solicitation. Aetna will ensure that none of Aetna or any of its property/casualty insurance Subsidiaries or Affiliates may, for a period of two years from the date hereof, either directly or indirectly through a recruiting firm, other third party or otherwise, solicit for employment any individual who is at the time of such act an insurance underwriter in the employment of ERI or one or more of its Subsidiaries or Affiliates, except that this covenant shall not apply to Gulf Insurance Company with respect to solicitation of individuals for employment outside Connecticut. For purposes hereof, the foregoing restrictions shall apply to any possible relationship between such underwriter and Aetna or any of its property/casualty insurance Subsidiaries or Affiliates--i.e. whether as director, officer, employee, agent, independent contractor, representative, consultant or otherwise. Neither Aetna nor any such Subsidiary or Affiliate will be deemed in violation of this provision as a result of media advertising or other recruiting practices not targeted at such underwriters of ERI and its Subsidiaries and Affiliates. In the event the 1997 Agency Agreement is terminated pursuant to Sections 10.1(a), 10.1(b) or 10.1(f) thereof, the terms of this Section 5.3 shall terminate effective immediately therewith.


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                  .4 Announcements. No party hereto shall issue or cause the publication of the initial press release or other initial formal public announcement with respect to this Agreement and the transactions contemplated by this Agreement without the consent of the other parties, unless such initial announcement is required by the provisions of applicable law or regulations or by any governmental entity having jurisdiction over such party. In connection with any such initial announcement, the parties shall consult with each other before issuing such announcement with respect to the content thereof.

                  .5 Return of Forms and Files. ERI agrees to return to Aetna, on or before February 20, 1997, all policy forms, application forms and endorsements (whether filed with regulatory authorities or not), as well as rating plans and other materials filed with regulatory authorities on behalf of Aetna, which are in the possession of ERI or any of its Subsidiaries or Affiliates and reasonably accessible, in respect of business written on Aetna policies pursuant to the 1994 Agency Agreement with effective dates on or before December 31, 1996; provided, however, that ERI shall not be required to provide to Aetna its underwriting files on the respective accounts and ERI may retain copies of any such materials provided to Aetna.

                  Forms, underwriting and claim files not provided to Aetna will be maintained on Aetna's behalf in compliance with all regulatory and records retention requirements and


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access to such files will be provided to Aetna upon request for regulators, examiners or parties acting under lawful subpoenas. Nothing in this paragraph is intended to limit Aetna's access to any files or records in order to comply with any regulatory requirements, court orders, subpoenas, discovery requests served upon Aetna in a legal proceeding or documents needed in connection with a legal proceeding or regulatory action.

                  .6 Access To Records. The parties acknowledge that Aetna has the right to obtain certain information, as well as copies of certain materials, and to inspect certain records, data, files and other materials which are the property of ERMA, with respect to insureds under the 1997 Agency Agreement and the 1997 Quota Share Reinsurance Agreement. Aetna acknowledges that such information is highly sensitive and expressly agrees not to use such information for marketing purposes.

ARTICLE VI

                                  MISCELLANEOUS

                  .1 Certificate of Incorporation and By-Laws. Aetna acknowledges that ERI may in its discretion amend or restate, as the case may be, its Certificate of Incorporation and By-Laws to eliminate all rights of Aetna thereunder and all obligations of ERI with respect to such rights.

                  .2 Arbitration. Any dispute arising out of this Agreement shall be resolved in accordance with the


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arbitration procedures set forth in Section 11.3 of the 1997 Agency Agreement.

                  .3 Certain Defined Terms. For purposes of this Agreement, the term "Subsidiary" shall mean, with respect to any person, (i) any corporation of which shares of stock having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors of such corporation are at the time owned, directly or indirectly through one or more intermediaries, by such person or (ii) in the case of unincorporated entities, any such entity with respect to which such person has the power, directly or indirectly, to designate more than 50% of the individuals exercising functions similar to a board of directors.

                  For purposes of this Agreement, the term "Affiliate" shall mean, with respect to any person, any other person directly or indirectly controlling or controlled by or under direct or indirect common control with such person. For purposes of this definition, the term "control" (including, with correlative meanings, the terms "controlled by" and "under common control with"), as used with respect to any person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such person, whether through the ownership of voting securities or by agreement or otherwise.


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                  .4 Notices. Except as otherwise provided in this Agreement, all notices and other communications hereunder shall be in writing, and shall be considered deemed given (i) upon delivery if delivered personally, (ii) upon receipt if sent by facsimile transmission, or (iii) if sent by an overnight delivery service, one business day after sending by such service, to the parties at the following addresses or at such other address for a party as may have been specified to the other parties by like notice:

                  1.       if to ERI, Executive Re, ERII, ERSIC or ERMA at:

                           Executive Risk Inc.
                           82 Hopmeadow Street
                           Simsbury, CT 06070
                           Telecopy No.: (860) 408-2502
                           Attention: Robert V. Deutsch
                                      Executive Vice President

                  1.       if to Aetna, at:

                           The Aetna Casualty and Surety Company
                           One Tower Square
                           Hartford, CT 06183
                           Telecopy No.: (860) 277-3944
                           Attention: Joseph P. Kiernan
                                      President & Chief Executive
                                      Officer, Bond


                  .1 Amendment and Waiver. The parties hereto may amend any provision of this Agreement only by written instrument executed by each party. Any party may grant consents or waive any of its rights under this Agreement; provided, however, that each such consent or waiver shall be in writing.


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

                  .2 Governing Law. This Agreement shall be governed and construed in accordance with the internal laws of the State of Connecticut.


                  .3 Severability. If any term or provision of this Agreement is for any reason deemed illegal or invalid, such illegality shall not affect the validity of the remainder of this Agreement, and each such term or provision shall be valid and enforceable to the fullest extent permitted by law. In the event one of the parties hereto becomes subject to any legal requirement, including, without limitation, any regulation or administrative interpretation of any insurance or other regulatory agency having authority over it, which materially adversely affects its ability to enjoy its rights under this Agreement, the parties shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties with respect to such rights as closely as possible in an acceptable manner.

                  .4 Binding Effect; Assignment. This Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and permitted assigns; provided that neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto without the prior written consent of the other parties.

                  .5 Modifications. This Agreement may not be modified verbally, nor may it be modified by any subsequent practice or course of dealing by the parties, or in any


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manner other than in writing signed by the parties hereto. No waiver may modify this Agreement or affect the rights of one party with respect to any subsequent default or failure of performance by any other party.

                  .6 Entire Agreement. This Agreement and related documents identified herein set forth the complete understanding of the parties relating to the specific subject matter addressed herein.

                  .7 Counterparts. This Agreement may be signed in any number of counterparts, and each of the counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute the same Agreement.

                  .8 Financial Information. Any reference in this Agreement to any financial information (including any financial ratios) relating to any party hereto shall be deemed to refer to such financial information as it is prepared in accordance with generally accepted statutory accounting principles and, where applicable, as contained in the statutory-basis financial documents filed by the applicable insurer with its state of domicile.

                  .9 Interpretation. This Agreement is a result of arm's-length negotiations among parties hereto and has been prepared jointly by the parties. In applying and interpreting the provisions of the Agreement, there shall be no presumption that this Agreement was prepared by any one


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party or that the Agreement should be construed by or in favor of any one party.


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                  IN WITNESS WHEREOF, the parties have executed this Agreement by their duly authorized representatives as of the date first above written.

                                      THE AETNA CASUALTY AND SURETY
                                      COMPANY

                                      By:________________________________


                                      AETNA CASUALTY & SURETY COMPANY OF
                                      CANADA

                                      By:________________________________


                                      EXECUTIVE RISK INC.

                                      By:_______________________________


                                      EXECUTIVE RE INC.

                                      By:_______________________________


                                      EXECUTIVE RISK INDEMNITY INC.

                                      By:_______________________________


                                      EXECUTIVE RISK SPECIALTY INSURANCE
                                      COMPANY

                                      By:_______________________________


                                      EXECUTIVE RISK MANAGEMENT
                                      ASSOCIATES

                                      By:_______________________________



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
                                TABLE OF CONTENTS

                                                                                                        Page
                                                                                                        ----
ARTICLE I
                                   RESTRUCTURING OF AGENCY RELATIONSHIP................................   1
         1.1      Termination of 1994 Amended and Restated Agency Agreement............................   1
         1.2      1997 Agency Agreement................................................................   3
         1.3      1997 Canadian Letter Agreement.......................................................   3
         1.4      Memorandum of Understanding..........................................................   3

ARTICLE II
                                 RESTRUCTURING OF REINSURANCE RELATIONSHIP.............................   4
         2.1      Termination of 1994 Quota Share Reinsurance Agreement................................   4
         2.2      Run-off of Reinsurance Business......................................................   4
         2.3      1997 Quota Share Reinsurance Agreement...............................................   5
         2.4      ERII Quota Share Reinsurance Agreement...............................................   5
         2.5      ERSIC Quota Share Reinsurance Agreement..............................................   5

ARTICLE III
                                            CERTAIN AGREEMENTS.........................................   6
         3.1      Exchange Agreement...................................................................   6
         3.2      Securityholders Agreement............................................................   7
         3.3      Board Representation.................................................................   7

ARTICLE IV
                                          SETTLEMENT OF ACCOUNTS.......................................   7
         4.1      Reconciliation of Records ...........................................................   7
         4.2      Right of Offset......................................................................   8

ARTICLE V
                                                 COVENANTS.............................................   8
         5.1      Maintenance of Rates and Forms.......................................................   8
         5.2      Right of Substitution................................................................   9
         5.3      No Solicitation......................................................................   9
         5.4      Announcements .......................................................................  10
         5.5      Return of Forms and Files............................................................  11
         5.6      Access To Records....................................................................  11

ARTICLE VI
                                               MISCELLANEOUS...........................................  12
         6.1      Certificate of Incorporation and By-Laws.............................................  12
         6.2      Arbitration..........................................................................  12
         6.3      Certain Defined Terms................................................................  12
         6.4      Notices..............................................................................  13
         6.5      Amendment and Waiver.................................................................  14
         6.6      Governing Law........................................................................  14
         6.7      Severability.........................................................................  14
         6.8      Binding Effect; Assignment...........................................................  15
         6.9      Modifications .......................................................................  15
         6.10     Entire Agreement.....................................................................  15
         6.11     Counterparts.........................................................................  15
         6.12     Financial Information................................................................  16
         6.13     Interpretation.......................................................................  16

Exhibits
--------

Exhibit A.........................................Form of 1997 Agency Agreement
Exhibit B................................Form of 1997 Canadian Letter Agreement
Exhibit C...................................Reporting and Accounting Convention
Exhibit D....................... Form of 1997 Quota Share Reinsurance Agreement
Exhibit E............................................Form of Resignation Letter


                                       xxi